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                          EXTENDED STAY AMERICA INC.

EXHIBIT 11.1 -- Statement Re: Computation of Earnings Per Share

                                                           THREE MONTH PERIOD ENDED       SIX MONTH PERIOD ENDED
                                                         ----------------------------  ----------------------------
                                                         JUNE 30, 1996  JUNE 30, 1995  JUNE 30, 1996  JUNE 30, 1995
                                                         -------------  -------------  -------------  -------------
PRIMARY:
  Average shares outstanding............................   51,318,375     22,978,034     48,126,580     22,978,034
  Net effect of dilutive stock options -- based on the
     treasury stock method using the average market
     price..............................................    1,280,498
                                                          -----------    -----------    -----------    -----------
          TOTAL.........................................   52,598,873     22,978,034     48,126,580     22,978,034
                                                          ===========    ===========    ===========    ===========
  Net income (loss).....................................  $   414,866    $  (514,078)   $   (14,444)   $  (762,679)
                                                          ===========    ===========    ===========    ===========
  Net income (loss) per share...........................  $      0.01    $     (0.02)   $     (0.00)   $     (0.03)
                                                          ===========    ===========    ===========    ===========

FULLY DILUTED
  Average shares outstanding............................   51,318,375     22,978,034     48,126,580     22,978,034
  Net effect of dilutive stock options -- based on the
     treasury stock method using the greater of ending
     or average market price............................    1,446,488
                                                          -----------    -----------    -----------    -----------
          TOTAL.........................................   52,764,863     22,978,034     48,126,580     22,978,034
                                                          ===========    ===========    ===========    ===========

Net income (loss).......................................  $   414,866    $  (514,078)   $   (14,444)   $  (762,679)
                                                          ===========    ===========    ===========    ===========
Net income (loss) per share.............................  $      0.01    $     (0.02)   $     (0.00)   $     (0.03)
                                                          ===========    ===========    ===========    ===========

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